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Clarent Corporation
700 Chesapeake Drive, Redwood City, CA  94063
Telephone 650-306-7511  Fax 650-364-0780
Clarent Sales and Purchase Order Form Release 3.1
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
Customer Account #:                                                                                          Date Received  03/07/00
BILL TO:                                                                              SHIP TO:
Absolute Mobility                                                                     Customer:                    Varies
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4884 Dufferin Street Unit #1                                                          Address:
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Toronto, Ontario  M3H 5S8                                                             Address:
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Barzakay, Yuval                                                                       Contact:
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416-663-8473                                                                          Telephone:
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Fax:                                                                                  Fax:
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Customer PO#                                                                          Ship Via:
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                                                                                      Method of Shipment  [X] Standard  [ ] Priority
Agreement Attached  [X] Yes  [X] No                                                   Installation Site Country:   Canada & Other

Order Type  [X]  Purchase  [ ]  Eval  [ ]  RMA                                        Sales Representative:        Rene Tuerling

Terms [X] Net 30, Subject to Credit Approval [ ] Wire Transfer [ ] Letter of Credit   Sales Engineer:              Jim Bendel
                                  [ ] Other, Please Specify
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
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Item #          Product Description                   Quantity   Voltage   Protocol  List Price  Total List   Disc     Net Price
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
GC400-T072-3 3 Digital T1 Span                            1                            $75,000     $75,000     20%     $60,000.00
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GC400-T048-3 2 Digital T1 Span                            2                            $55,000    $110,000     20%     $88,000.00
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GC400-T024-3 1 Digital T1 Span                            1                            $35,000     $35,000     20%     $28,000.00
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FC-3 One analog or digital fax port                      96                               $250     $24,000     20%     $19,200.00
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GC400-E030-3 1 Digital E1 Span 120 ohm                    5                            $40,000    $200,000     20%    $160,000.00
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GC-A032-3 Analog 32 Port                                  1                            $36,000     $36,000     20%     $28,800.00
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FC-3 One analog or digital fax port                      96                               $250     $24,000     20%     $19,200.00
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GC-Sides Pair of slide rails for rack mount chassis      10                               $195      $1,950     20%      $1,560.00
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CON-1N-3 Clarent Connect Bilateral - 1 Network            3                            $10,000     $30,000     20%    $240,000.00
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
                                                                        New or
                                                                        Existing   Database
Item #              Command Center                            Quantity  Network?   ID#     List Price  Total List  Disc    Net Price
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
CC8-3 License for one full digital span or one analog 24-port    14                            $8,000    $112,000   20%   $89,600.00
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                                                                                                       Total List      Total Product
                                                                                                       ----------      -------------
                                                                                                         $647,950        $518,360.00
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Clarent Care                                                                      Enter Care %    12%                     $77,754.00
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
                       Professional Services and Training
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
Univ-Impl-3    3 Day  Clarent Implementation Course               2                            $1,500      $3,000          $3,000.00
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Sales Tax                                                               Enter Applicable Tax%
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
                Notes
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All Prices quoted are in US$                                                           Total Product and Services        $599,114.00
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Prices quoted are valid for 30 days
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When signed below, this form shall serve as a binding, noncancelable purchase order for the specified products and services at the prices and payment terms specified above. Clarent software products are subject to the terms and conditions of the Clarent Software License Agreement included with the product and/or separately provided to customer. Warranty on hardware is one(1) year from shipment on parts only. CLARENT HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES,
EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TO THE EXTENT THAT THE
TERMS AND CONDITIONS OF THIS PURCHASE ORDER CONFLICT WITH ANY OTHER AGREEMENT
BETWEEN CUSTOMER AND CLARENT, THE TERMS AND CONDITIONS OF THIS PURCHASE ORDER
SHALL APPLY.
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